Exhibit (c)(4)

Exhibit 1

Strictly Confidential

Project Emperor

Presentation to the Board of Directors

August 3, 2011

Disclaimer

The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Emperor (“Emperor” or the “Company”) in evaluating the proposed transaction described therein with The Blackstone Group L.P. (“Blackstone”) . This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material.

It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates, valuations and/or projections. Actual results may vary from such estimates, valuations and/or projections and such variations may be material. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS. Nothing contained therein shall be construed as legal, tax or accounting advice.

Section 1

Transaction Overview

Transaction Overview

Transaction Summary

- **Structure** — Sale of Emperor to Blackstone entity via merger of a wholly-owned subsidiary of Blackstone with and into Emperor
- **Merger Consideration** — Each outstanding share of Emperor Class A common stock will be converted into the right to receive $19.00 in cash
- **Voting Agreement** — Voting agreements with General Atlantic LLC and Hellmann & Friedman LLC, which combined own approximately 71% of the outstanding Emperor Class A and Class B common stock
- **Equity Rollover** — Hellmann & Friedman LLC to rollover a portion of Emperor common stock and Emperor master units it owns
- **Class B Exchange** — Immediately prior to effective time of the merger, all outstanding shares of Emperor Class B common stock (except to the extent subject to rollover arrangements) will be exchanged for shares of Emperor Class A common stock on a one-for-one basis

Source: Draft, dated August 3, 2011, of Agreement and Plan of Merger

Transaction Value & Implied Multiples

	@ Market [1]	@ Unaffected Stock Price [2]	@ Transaction
Stock Price ($ / Share)	$14.99	$13.18	$19.00
Diluted Shares Outstanding [3]	116.9	116.9	118.4
Implied Equity Value	**$1,752.7**	**$1,540.2**	**$2,250.0**
Less: Emperor Cash [4]	(122.9)	(122.9)	(122.9)
Plus: Emperor Debt [4]	944.3	944.3	944.3
Implied Enterprise Value	**$2,574.1**	**$2,361.6**	**$3,071.4**

Implied Multiples

EV / Adj. EBITDA [5]	Statistic ($mm)	Multiple @ Market [1]	Multiple @ Unaffected Stock Price [2]	Multiple @ Transaction
Management				
Mgmt CY 2011E	$304.3	8.5x	7.8x	10.1x
Mgmt CY 2012E	$330.0	7.8x	7.2x	9.3x
Street				
Street CY 2011E [6]	$301.6	8.5x	7.8x	10.2x
Street CY 2012E [6]	$331.0	7.8x	7.1x	9.3x

Price / Adj. EPS [7]	Statistic ($mm)	Multiple @ Market [1]	Multiple @ Unaffected Stock Price [2]	Multiple @ Transaction
Management				
Mgmt CY 2011E	$1.02	14.7x	12.9x	18.6x
Mgmt CY 2012E	$1.09	13.7x	12.1x	17.4x
Street				
Street CY 2011E [6]	$1.02	14.7x	12.9x	18.6x
Street CY 2012E [6]	$1.13	13.3x	11.7x	16.8x

Source: Emperor management and IBES estimates

Notes:

1 Closing stock price on 8/2/2011

2 Closing stock price on 7/26/11 (the last trading day prior to market rumors regarding a potential transaction)

3 Diluted share count calculated using the treasury stock method; 91.2mm Emperor Class A shares, 24.7mm Emperor Class B shares and 9.4mm outstanding options and RSUs per Emperor management. Estimated non-controlling interest in Emperor of $269.9mm as of 6/30/11 reflected in the diluted share count as Emperor Class B shares

4 As reflected in estimated balance sheet as of 6/30/11 per Emperor management

5 Adj. EBITDA excludes one-time / non-recurring items and stock-based compensation expense

6 Street metrics per IBES consensus estimates

7 Adj. EPS excludes one-time / non-recurring items, stock-based compensation expense, non-cash interest expense and D&A resulting from acquisitions

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Section 2

Overview of Emperor

Historical Stock Price Performance – Emperor

Last 12 Months



Price ($)
19.00
18.00
17.00
16.00
15.00
14.00
13.00
12.00
11.00
10.00
9.00
10,000
8,000
6,000
4,000
2,000
0
Volume (000s)
08/02/10
11/01/10
01/31/11
05/02/11
08/02/11
Volume
Emperor

	Stock Price ($)	Implied Premium (%) at $19.00
Current Closing Stock Price (08/02/11)	$14.99	26.8%
Unaffected Closing Stock Price (07/26/11)[1]	13.18	44.2
3-Month Trading Day Closing Average	14.20	33.8
6-Month Trading Day Closing Average	14.93	27.3
52-Week High (07/27/11)[2]	17.45	8.9
52-Week Low (09/09/10)[2]	9.95	91.0

Post-Emperor IPO[3]



Price ($)
19.00
18.00
17.00
16.00
15.00
14.00
13.00
12.00
11.00
10.00
9.00
10,000
8,000
6,000
4,000
2,000
0
Volume (000s)
08/12/09
02/08/10
08/06/10
02/03/11
08/02/11
Volume
Emperor

	Stock Price ($)	Implied Premium (%) at $19.00
Current Closing Stock Price (08/02/11)	$14.99	26.8%
Unaffected Closing Stock Price (07/26/11)[1]	13.18	44.2
Trading Day Closing Average Since IPO	14.48	31.2
Post IPO High (08/20/09)[2]	18.25	4.1
Post IPO Low (09/09/10)[2]	9.95	91.0

Source: FactSet

Notes:

1 Closing stock price on 7/26/11 (the last trading day prior to market rumors regarding a potential transaction)

2 Reflects intraday high and low

3 Emperor IPO date 08/12/2009 - $15.50 / share

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Relative Historical Stock Price Performance

Last 12 Months

Source: FactSet Notes:

1	Emperor IPO date 08/12/2009
2	Accretive Health index from 05/20/10 – date of IPO
3	Based on IPO offering price of $15.50

Post-Emperor IPO1

Emperor Standalone Summary Financials

($mm, except per share amounts)	2009A	2010A	2011E	2012E	2013E	2014E	2015E	2016E	CAGR '11E-'16E
			Fiscal Year Ended December 31,						
Revenue	**$918**	**$1,002**	**$1,153**	**$1,222**	**$1,299**	**$1,390**	**$1,487**	**$1,591**	*7%*
Growth (%)	--	*9%*	*15%*	*6%*	*6%*	*7%*	*7%*	*7%*	
Adjusted EBITDA [1]	**$240**	**$268**	**$304**	**$330**	**$355**	**$382**	**$416**	**$446**	*8%*
Growth (%)	--	*12%*	*13%*	*8%*	*7%*	*8%*	*9%*	*7%*	
Margin (%)	*26%*	*27%*	*26%*	*27%*	*27%*	*28%*	*28%*	*28%*	
Adjusted EPS [2]	**$0.87**	**$0.92**	**$1.02**	**$1.09**	na	na	na	na	*na*
Growth (%)	--	*5%*	*11%*	*7%*	--	--	--	--	
D&A	**$105**	**$125**	**$155**	**$153**	**$156**	**$149**	**$147**	**$145**	
% of Revenue	*11%*	*12%*	*13%*	*13%*	*12%*	*11%*	*10%*	*9%*	
Capital Expenditure	**$48**	**$80**	**$58**	**$58**	**$62**	**$66**	**$71**	**$76**	
% of Revenue	*5%*	*8%*	*5%*	*5%*	*5%*	*5%*	*5%*	*5%*	
Net Working Capital	**$78**	**$86**	**$88**	**$96**	**$105**	**$117**	**$129**	**$142**	
% of Revenue	*8%*	*9%*	*8%*	*8%*	*8%*	*8%*	*9%*	*9%*	
(Increase) / Decrease in NWC	--	*(8)*	*(2)*	*(8)*	*(9)*	*(11)*	*(12)*	*(13)*	

Source: Emperor public filings and Emperor management

Notes:

1 Adj. EBITDA excludes one-time / non-recurring items and stock-based compensation expense

2 Adj. EPS excludes one-time / non-recurring items, stock-based compensation expense, non-cash interest expense and D&A resulting from acquisitions; "na" denotes not available

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Emperor Standalone Unaudited Balance Sheet Data

March 31, June 30,

($mm) 2011A 2011E

Cash and equivalents $135 $123

Accounts receivable, net 176 177

Deferred income tax assets 7 7

Prepaids and other current assets 26 27

Total current assets 344 334

Propert y and equipment, net 230 227

Goodwill 908 929

Intangible assets, net 1,013 1,011

Other assets 9 9

Total assets $2,504 $2,509

Current portion of long-term debt $8 $9

Accounts payable 8 8

Accrued expenses 116 108

Deferred revenues 13 13

Total current liabilities 145 139

Long-term debt, excluding current portion 899 895

Deferred income tax liabilities 200 203

Other long-term liabilities 191 189

Total liabilities 1,435 1,425

Shareholders’ equity 801 814

Noncontrollin g interest 268 270

Total equity 1,069 1,084

Total liabilities and equity $2,504 $2,509

Source: March 31, 2011A per Emperor Form 10-Q and June 30, 2011E per Emperor management

Section 3

Financial Analysis

Selected Publicly Traded Revenue and Payment Cycle Management Companies

Company Name	Closing Stock Price 08/02/11 ($)	Market Value ($mm)	Enterprise Value ($mm)	% of 52-Week High (%)	EV/ Adj. EBITDA[1,2] LTM (x)	EV/ Adj. EBITDA[1,2] CY 2011 (x)	EV/ Adj. EBITDA[1,2] CY 2012 (x)	P/E[1,2] LTM (x)	P/E[1,2] CY 2011 (x)	P/E[1,2] CY 2012 (x)	PEG[1,2] LTM (x)	PEG[1,2] CY 2011 (x)	PEG[1,2] CY 2012 (x)	Revenue Growth CY 2011 (%)	Revenue Growth CY 2012 (%)	Adj. EBITDA Growth[1] CY 2011 (%)	Adj. EBITDA Growth[1] CY 2012 (%)	Adj. EBITDA Margin[1] CY 2011 (%)	Adj. EBITDA Margin[1] CY 2012 (%)
Revenue and Payment Cycle Management																			
Accretive Health	30.14	3,202	3,083	91.8	nm	36.4	24.1	nm	nm	43.1	nm	2.0	1.3	37.5	33.8	88.3	51.1	10.2	11.5
athenahealth Inc.	59.43	2,190	2,114	96.2	32.2	30.5	23.2	nm	nm	nm	nm	2.1	1.6	31.8	23.9	36.0	31.6	21.4	22.8
HMS Holdings	71.99	2,120	2,002	84.9	19.6	17.4	14.2	9.7	34.4	28.6	0.4	1.4	1.2	22.9	23.2	27.4	23.1	30.9	30.8
MedAssets, Inc.	12.29	733	1,633	49.2	9.2	8.8	8.0	14.3	12.4	10.4	0.6	0.5	0.4	4.5	8.4	10.1	10.2	31.9	32.4
Mean				80.5%	20.3x	23.3x	17.3x	12.0x	23.4x	27.3x	0.5x	1.5x	1.1x	24.2%	22.3%	40.4%	29.0%	23.6%	24.4%
Median				88.4%	19.6x	24.0x	18.7x	12.0x	23.4x	28.6x	0.5x	1.7x	1.3x	27.3%	23.6%	31.7%	27.3%	26.1%	26.8%
High				96.2%	32.2x	36.4x	24.1x	14.3x	34.4x	43.1x	0.6x	2.1x	1.6x	37.5%	33.8%	88.3%	51.1%	31.9%	32.4%
Low				49.2%	9.2x	8.8x	8.0x	9.7x	12.4x	10.4x	0.4x	0.5x	0.4x	4.5%	8.4%	10.1%	10.2%	10.2%	11.5%
Emperor @ Market	$14.99	$1,753	$2,574	85.9%	9.4x	8.5x	7.8x	16.0x	14.7x	13.7x	1.1x	1.0x	1.0x	15.0%	6.0%	13.5%	8.4%	26.4%	27.0%
Emperor @ Unaffected Market[3]	$13.18	$1,540	$2,362	78.3%	8.6x	7.8x	7.2x	14.1x	12.9x	12.1x	1.0x	0.9x	0.8x	15.0%	6.0%	13.5%	8.4%	26.4%	27.0%
Emperor @ $19.00	$19.00	$2,250	$3,071	108.9%	11.2x	10.1x	9.3x	20.3x	18.6x	17.4x	1.4x	1.3x	1.2x	15.0%	6.0%	13.5%	8.4%	26.4%	27.0%

Source: Public filings, Wall Street research and Emperor projections per Emperor management

Notes:

1 EBITDA and EPS adjusted to exclude one-time gains / losses, deal-related amortization, capitalized software amortization and stock-based compensation expense if data is publicly available from Wall Street research

2 "nm" denotes multiples below 0.0x or above 50.0x

3 Closing stock price on 7/26/11 (the last trading day prior to market rumors regarding a potential transaction)

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Selected Revenue and Payment Cycle Management Transactions

						Enterprise Value/Sales [1]			Enterprise Value/ Adjusted EBITDA [1,2]			Diluted Market Value/ Adjusted Net Income [1,2]			Premiums Paid (%)	
Ann. Date	Acquiror	Target	Consideration	Market Value ($mm)	Enterprise Value ($mm)	LTM	FY+1	FY+2	LTM	FY+1	FY+2	LTM	FY+1	FY+2	1 Day	30 Day [3]
09/14/10	MedAssets	Broadlane[4]	Cash	$850	$850	5.1x	nm	nm	16.9x	nm	nm	nm	nm	nm	-	-
09/07/10	Emdeon, Inc.	Chamberlin Edmonds	Cash	$210	$260	3.0x	nm	nm	11.8x	nm	nm	23.6x	nm	nm	-	-
11/05/09	TPG Capital and CPP	IMS Health Inc.	Cash	$4,027	$5,072	2.3x	2.3x	2.3x	8.5x	8.5x	8.4x	12.1x	13.5x	13.3x	30.9%	48.3%
04/29/08	MedAssets	Accuro	Cash / Stock	$260	$353	5.2x	nm	nm	18.5x	nm	nm	nm	nm	nm	-	-
04/11/08	Apax Partners	TriZetto	Cash	$1,364	$1,229	2.7x	2.5x	2.3x	12.7x	10.6x	9.3x	32.7x	28.7x	22.6x	24.5%	27.2%
02/08/08	GA and H&F	Emdeon Business Services	Cash	$1,198	$2,123	2.6x	na	na	11.6x	na	na	36.3x	na	na	-	-
11/06/06	McKesson	Per-Se Technologies	Cash	$1,183	$1,642	3.0x	2.5x	na	14.7x	11.3x	na	nm	26.2x	na	14.5%	19.8%
09/26/06	General Atlantic	Emdeon Business Services[5]	Cash	$616	$1,541	2.2x	na	na	11.8x	na	na	8.2x	na	na	-	-
Mean						2.9x	2.2x	2.0x	13.3x	10.1x	8.9x	22.6x	22.8x	18.0x	23.3%	31.8%
Median						2.7x	2.5x	2.3x	12.3x	10.6x	8.9x	23.6x	26.2x	18.0x	24.5%	27.2%
High						5.2x	2.5x	2.3x	18.5x	11.3x	9.3x	36.3x	28.7x	22.6x	30.9%	48.3%
Low						1.4x	1.7x	1.5x	8.5x	8.5x	8.3x	8.2x	13.5x	13.3x	14.5%	19.8%
Emperor @ $19.00				$2,250	$3,071	3.0x	2.7x	2.5x	11.2x	10.1x	9.3x	20.3x	18.6x	17.4x	26.8%	43.5%

Source: Public filings, press releases, Wall Street research, IBES; Emperor Projections per Emperor management

Notes:

1 LTM multiples are based on latest available public filings or press release at time of announcement; FY + 1 multiples are based on the target company's current fiscal year at time of announcement if transaction was announced prior to June 30 and based on the following fiscal year if transaction was announced post June 30; "nm" represents multiples below 0.0x and above 50.0x; "na" denotes not publicly available

2 EBITDA and Net Income adjusted to exclude one-time gains / losses, deal-related amortization, capitalized software amortization and stock-based compensation expense; if data is publicly available in public filings and Wall Street research

3 Represents calendar days

4 Assumes CY2009 as LTM period

5 Assumes CY2005 as LTM period

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Emperor Discounted Cash Flow Analysis

Present Value as of 7/31/2011

Fiscal Year Ending December 31,

($mm, except as per share amounts) 2011E¹ 2012E 2013E 2014E 2015E

Emperor Adj. EBITDA $304 $330 $355 $382 $416

Less: Stock-Based Compensation (21) (24) (26) (28) (30)

Less: Depreciation and Amortization (155) (153) (156) (149) (147)

Emperor EBIT 128 152 172 205 240

Less: Taxes at 39% ² (50) (59) (67) (80) (93)

After-Tax EBIT 78 93 105 125 146

Plus: Benefit to Emperor from Tax Receivable Agreements (TRA) ³ 1 2 2 2 3

Plus: Depreciation and Amortization 155 153 156 149 147

Less: Total Capex (58) (58) (62) (66) (71)

Plus: (Increase) / Decrease in Working Capital (2) (8) (9) (11) (12)

Unlevered Free Cash Flows $174 $182 $193 $199 $213

Illustrative DCF Summary

2016E Terminal EBITDA $446

Forward Terminal EBITDA Multiple (x) 8.0x

Terminal Value $3,565

Plus: Benefits to Emperor from TRA $15

Present Value Factor 0.66

Discounted Terminal Value $2,350

Sum of Discounted Cash Flows $696

Implied Enterprise Value $3,046

Less: Total Debt ($944)

Plus: Cash $123

Plus: Estimated Present Value of NOLs $4

Implied Equity Value $2,228

Diluted Shares Outstanding 118

Implied Equity Value Per Share $18.82

Implied Equity Value ($/Share)

Discount Rate Forward Terminal EBITDA Multiple (x)

(%) 7.5x 8.0x 8.5x

9.5% $18.07 $19.26 $20.45

10.0% $17.66 $18.82 $19.99

10.5% $17.25 $18.40 $19.54

Implied Perpetuity Growth Rate (%)

Discount Rate Forward Terminal EBITDA Multiple (x)

(%) 7.5x 8.0x 8.5x

9.5% 3.7% 4.0% 4.3%

10.0% 4.1% 4.5% 4.8%

10.5% 4.6% 4.9% 5.2%

Source: Emperor management Notes:

1	2011E unlevered free cash flow shown on an annual basis; 5 months of cash flows used for analysis
2	Tax rate reflects inclusion of TRA payments by Emperor
3	Represents 15% of cash savings that Emperor retains from pre-IPO tax assets pursuant to TRA
4	Midpoint of forward terminal EBITDA range of 7.5x and 8.5x

5 Assumes mid-year convention and midpoint of discount rate range of 9.5% to 10.5%; cash flows discounted to present value as of 7/31/11

6	Per estimated 6/30/11 balance sheet per Emperor management

7 Reflects estimated federal NOL balance of $23.3mm per Emperor management using midpoint of discount rate range of 9.5% to 10.5%

8 Diluted share count calculated using the treasury stock method; includes 91.2mm Emperor Class A shares, 24.7mm Emperor Class B shares and 9.4mm outstanding options and RSUs per Emperor management

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